After-Tax EPS Variance Analysis	4th Qtr.
4Q 2003 Basic EPS - GAAP Basis	$0.33
Discontinued International Operations	0.11
Unusual Items - 2003	(0.14)
4Q 2003 Basic EPS - Non-GAAP Basis	$0.30
Davis-Besse Incremental Expenses - 2003	0.12
4Q 2003 Normalized Earnings - Non-GAAP Basis	$0.42
Electric Gross Margin	0.12
Nuclear Operating Expense	(0.05)
Fossil Operating Expense	0.05
Energy Delivery Expenses	0.06
Pension and Other Employee Benefits	0.08
Incentive Compensation	(0.10)
Other A&G Expenses	0.05
Depreciation and Amortization	0.02
Financing Costs	0.06
Other	0.01
4Q 2004 Normalized Earnings - Non-GAAP Basis	$0.72
Unusual Charges - 2004	(0.11)
4Q 2004 Basic GAAP Basis	$0.61

HIGHLIGHTS

■
  Normalized non-GAAP earnings for the fourth quarter of 2004, excluding unusual charges, were $0.72 per share, compared with fourth quarter 2003 normalized non-GAAP earnings of $0.42 per share. GAAP earnings were $0.61 per share compared with GAAP earnings of $0.33 per share in the fourth quarter of 2003, which included discontinued international operations, unusual items and incremental expenses associated with the Davis-Besse outage.

■	Normalized non-GAAP earnings for 2004, excluding unusual charges, were $2.91 per share which exceeded our earnings guidance of $2.70-$2.85 per share. GAAP earnings were $2.68 per share.

4Q 2004 Results vs. 4Q 2003

■
  Electric distribution deliveries increased 3%. Residential and commercial deliveries increased 6% and 4%, respectively, while industrial deliveries were unchanged. Heating-
  degree-days were approximately 1% higher than the same period last year, but 4% below normal. Total electric generation sales rose 10% due primarily to a 29% increase in wholesale sales.

■
  Electric gross margin increased $66 million after adjusting for changes in regulatory deferrals and last year's Davis-Besse replacement power costs. The improvement resulted from a 12% increase in generation output, along with higher contributions from increased wholesale sales and distribution deliveries.

■
  Nuclear operating expenses, excluding incremental expenses associated with the Davis-Besse outage last year, increased $29 million, due to the refueling outage at
  Beaver Valley Unit 1 this quarter.Fossil operating expenses decreased $30 million as a result of fewer planned outages compared to the same period last year.

■
  Energy delivery expenses decreased $35 million due to less storm-related maintenance, reduced use of outside contractors, and more capital-related projects this quarter compared to maintenance activities last year.

■
Forward-Looking Statement: This Form 8-K includes forward-looking statements based on information currently available to management. Such statements are subject to certain risks and uncertainties. These statements typically contain, but are not limited to, the terms "anticipate," "potential," "expect," "believe," "estimate" and similar words. Actual results may differ materially due to the speed and nature of increased competition and deregulation in the electric utility industry, economic or weather conditions affecting future sales and margins, changes in markets for energy services, changing energy and commodity market prices, replacement power costs being higher than anticipated or inadequately hedged, maintenance costs being higher than anticipated, legislative and regulatory changes (including revised environmental requirements), adverse regulatory or legal decisions and outcomes (including revocation of necessary licenses or operating permits, fines or other enforcement actions and remedies) of government investigations, including by the Securities and Exchange Commission, the United States Attorney's Office and the Nuclear Regulatory Commission as disclosed in our Securities and Exchange Commission Filings, generally, and with respect to the Davis-Besse Nuclear Power Station outage in particular, the availability and cost of capital, the continuing availability and operation of generating units, our inability to accomplish or realize anticipated benefits from strategic goals, our ability to improve electric commodity margins and to experience growth in the distribution business, our ability to access the public securities and other capital markets, further investigation into the causes of the August 14, 2003 regional power outage and the outcome, cost and other effects of present and potential legal and administrative proceedings and claims related to the outage, the final outcome in the proceeding related to FirstEnergy's Application for a Rate Stabilization Plan in Ohio, the risks and other factors discussed from time to time in our Securities and Exchange Commission filings  and other similar factors. We expressly disclaim any current intention to update any forward-looking statements contained herein as a result of new information, future events, or otherwise.

■
  Incentive compensation expense increased $54 million compared to the same period last year. The majority of the increase relates to last year's fourth quarter reversal of nine months of accrued incentive compensation expense, as incentive compensation was not paid in 2003.

■	Other A&G expenses decreased $30 million primarily as a result of reduced legal, customer sales and marketing expenses.

■	Total depreciation and amortization expenses decreased $13 million after adjusting for regulatory deferrals. The reduction was due to the capitalization of carrying charges on regulatory deferrals.

■
  Net interest charges decreased $35 million. Financing activities during the quarter included $16 million in mandatory long-term debt redemptions and $143 million of refinancing and repricing transactions.

■
  Consistent with our ongoing efforts to divest non-core assets and businesses, we now anticipate divesting the Facilities Services Group within the year. Thus, the Facilities
  Services Group qualified as assets held for sale and we recognized unusual charges of $0.11 per share primarily for asset and goodwill impairments.

2005 Earnings and Cash Generation Guidance*

■	Earnings guidance for 2005, excluding unusual charges, is $2.70 to $2.85 per share. Our estimate for the quarterly pattern of our 2005 earnings guidance are:

1st Quarter: 15%    2nd Quarter: 25%    3rd Quarter: 35%    4th Quarter: 25%

■	Total cash generation (Non-GAAP) guidance for 2005 is estimated at $560 million.

* The GAAP to Non-GAAP reconciliation statements are attached and available on FirstEnergy Corp.'s website at www.firstenergycorp.com/ir.

For additional information, please contact:
Kurt E. Turosky	Terrance G. Howson	Thomas C. Navin
Director, Investor Relations	Vice President, Investor Relations	Treasurer
(330) 384-5500	(973) 401-8519	(330) 384-5889

FirstEnergy Corp.
Consolidated Statements of Income
(In thousands except for share amounts)

	Consolidated Statements of Income
		Three Months Ended December 31,			Twelve Months Ended December 31,
		2004	2003	Change	2004	2003	Change
(1)	Revenues
(2)	Electric sales	$2,500,405	$2,244,246	$256,159	$10,830,606	$10,205,012	$625,594
(3)	FE facilities	107,869	84,742	23,127	397,680	327,211	70,469
(4)	MYR	92,930	105,506	(12,576)	347,416	438,710	(91,294)
(5)	International	-	3,651	(3,651)	-	25,482	(25,482)
(6)	Other	248,687	210,693	37,994	877,344	678,473	198,871
(7)	Total Revenues	2,949,891	2,648,838	301,053	12,453,046	11,674,888	778,158
(8)	Expenses
(9)	Fuel	205,765	200,103	5,662	810,093	763,698	46,395
(10)	Purchased power	748,903	620,679	128,224	3,659,391	3,395,445	263,946
(11)	Other operating expenses	706,467	782,188	(75,721)	2,798,334	3,004,265	(205,931)
(12)	FE facilities	117,624	84,215	33,409	401,388	319,721	81,667
(13)	MYR	95,384	113,962	(18,578)	353,430	444,087	(90,657)
(14)	International	-	11,151	(11,151)	-	30,099	(30,099)
(15)	Mark-to-market adjustment	2,851	5,440	(2,589)	5,524	(2,110)	7,634
(16)	Provision for depreciation	148,759	142,574	6,185	589,652	606,436	(16,784)
(17)	Amortization of regulatory assets	260,833	273,172	(12,339)	1,166,323	1,079,337	86,986
(18)	Deferral of new regulatory assets	(65,307)	(43,857)	(21,450)	(256,795)	(194,261)	(62,534)
(19)	Goodwill Impairment	36,471	-	36,471	36,471	116,988	(80,517)
(20)	General taxes	163,583	120,014	43,569	677,757	637,967	39,790
(21)	Total Expenses	2,421,333	2,309,641	111,692	10,241,568	10,201,672	39,896
(22)	Claim Settlement	-	167,937	(167,937)	-	167,937	(167,937)
(23)	Income Before Interest and Income Taxes	528,558	507,134	21,424	2,211,478	1,641,153	570,325
(24)	Net interest charges:
(25)	Interest expense	166,481	201,970	(35,489)	670,945	798,911	(127,966)
(26)	Capitalized interest	(7,295	(8,613)	1,318	(25,581)	(31,900)	6,319
(27)	Subsidiaries' preferred stock dividends	5,389	5,946	(557)	21,413	42,369	(20,956)
(28)	Net interest charges	164,575	199,303	(34,728)	666,777	809,380	(142,603)
(29)	Income taxes	163,567	159,837	3,730	670,922	407,524	263,398
(30)	Income before discontinued operations and accounting change	200,416	147,994	52,422	873,779	424,249	449,530
(31)	Discontinued operations	1,093	(38,562)	39,655	4,396	(103,632)	108,028
(32)	Cumulative effect of accounting change	-	-	-	-	102,147	(102,147)
(33)	Net Income	$201,509	$109,432	$92,077	$878,175	$422,764	$455,411
(34)
(35)	Basic Earnings Per Common Share:
(36)	Before discontinued operations and accounting change	$0.61	$0.45	$0.16	$2.67	$1.40	$1.27
(37)	Discontinued operations	-	(0.12)	0.12	0.01	(0.34)	0.35
(38)	Cumulative effect of accounting change	-	-	-	-	0.33	(0.33)
(39)	Basic Earnings Per Common Share	$0.61	$0.33	$0.28	$2.68	$1.39	$1.29
(40)	Weighted Average Number of Basic Shares Outstanding	327,706	326,856	850	327,387	303,582	23,805
(41)
(42)	Diluted Earnings Per Common Share:
(43)	Before discontinued operations and accounting change	$0.61	$0.45	$0.16	$2.66	$1.40	$1.26
(44)	Discontinued operations	-	$(0.12)	0.12	0.01	(0.34)	0.35
(45)	Cumulative effect of accounting change	-	-	-	-	0.33	(0.33)
(46)	Diluted Earnings Per Common Share	$0.61	$0.33	$0.28	$2.67	$1.39	$1.28
(47)	Weighted Average Number of Diluted Shares Outstanding	329,391	328,425	966	328,982	304,972	24,010

FirstEnergy Corp.
Consolidated Income Segments
(in thousands)

		Three Months Ended December 31, 2004
		Regulated Services	Competitive Electric Energy Services	Facilities Services	Other (c)	Reconciling Adjustments		Consolidated
(1)	REVENUES
(2)	Electric sales	$1,113,103	$1,387,302	$-	$-	$-		$2,500,405
(3)	FE facilities	-	-	107,869	-	-		107,869
(4)	MYR	-	-	-	92,930	-		92,930
(5)	International	-	-	-	-	-		-
(6)	Other	232,390	-	-	13,520	2,777	(a)	248,687
(7)	Internal revenues	79,598	-	-	113,821	(193,419	)(b)	-
(8)	Total Revenues	1,425,091	1,387,302	107,869	220,271	(190,642)		2,949,891
(9)	EXPENSES
(10)	Fuel	-	205,765	-	-	-		205,765
(11)	Purchased power	-	748,903	-	-	-		748,903
(12)	Other operating expenses	475,347	329,766	-	110,425	(209,071	)(a)(b)	706,467
(13)	FE facilities	-	-	117,624	-	-		117,624
(14)	MYR	-	-	-	95,384	-		95,384
(15)	International	-	-	-	-	-		-
(16)	Mark-to-market adjustment	-	5,254	-	(2,403)	-		2,851
(17)	Provision for depreciation	132,893	8,764	-	7,102	-		148,759
(18)	Amortization of regulatory assets	260,833	-	-	-	-		260,833
(19)	Deferral of regulatory assets	(65,307)						(65,307)
(20)	Goodwill Impairment	-	-	36,471	-	-		36,471
(21)	General taxes	139,562	20,446	-	3,575	-		163,583
(22)	Total Expenses	943,328	1,318,898	154,095	214,083	(209,071)		2,421,333
(23)	Claim settlement	-	-	-	-	-		-
(24)	Income before Interest and Income taxes	481,763	68,404	(46,226)	6,188	18,429	(b)	528,558
(25)	Net interest charges:
(26)	Interest expense	29,614	39,300	-	79,138	18,429	(b)	166,481
(27)	Capitalized interest	(5,396)	(1,857)	-	(42)	-		(7,295)
(28)	Subsidiaries' preferred stock dividends	5,389	-	-	-	-		5,389
(29)	Net interest charges	29,607	37,443	-	79,096	18,429		164,575
(30)	Income Taxes	198,412	6,510	(64)	(41,291)	-		163,567
(31)	Income before discontinued operations and an accounting change	253,744	24,451	(46,162)	(31,617)	-		200,416
(32)	Discontinued operations	-	-	-	1,093	-		1,093
(33)	Cumulative effect of an accounting change	-	-	-	-	-		-
(34)	Net Income	$253,744	$24,451	$(46,162)	$(30,524)	$-		$201,509

Reconciling adjustments to segment operating results from internal management reporting to consolidated external financial reporting.
(a) Principally fuel marketing revenues which are reflected as reductions to expenses for internal management reporting purposes.
(b) Elimination of intersegment transactions.
(c) "Other" segment primarily consists of corporate support services, MYR and gas operations.

FirstEnergy Corp.
Consolidated Income Segments
(in thousands)

		Three Months Ended December 31, 2003
		Regulated Services	Competitive Electric Energy Services	Facilities Services	Other (c)	Reconciling Adjustments		Consolidated
(1)	REVENUES
(2)	Electric sales	$1,084,878	$1,159,368	$-	$-	$-		$2,244,246
(3)	FE facilities	-	-	84,742	-	-		84,742
(4)	MYR	-	-	-	105,506	-		105,506
(5)	International	-	-	-	3,651	-		3,651
(6)	Other	161,274	-	-	54,345	(4,926	)(a)	210,693
(7)	Internal revenues	79,530	-	-	140,779	(220,309	)(b)	-
(8)	Total Revenues	1,325,682	1,159,368	84,742	304,281	(225,235)		2,648,838
(9)	EXPENSES
(10)	Fuel	-	200,103	-	-	-		200,103
(11)	Purchased power	-	620,679	-	-	-		620,679
(12)	Other operating expenses	379,932	368,668	-	241,570	(207,982	)(a)(b)	782,188
(13)	FE facilities	-	-	84,215	-	-		84,215
(14)	MYR	-	-	-	113,962	-		113,962
(15)	International	-	-	-	11,151	-		11,151
(16)	Mark-to-market adjustment	-	5,254	-	186	-		5,440
(17)	Provision for depreciation	124,891	7,144	-	10,539	-		142,574
(18)	Amortization of regulatory assets	273,172	-	-	-	-		273,172
(19)	Deferral of regulatory assets	(43,857)						(43,857)
(20)	Goodwill Impairment	-	-	-	-	-		-
(21)	General taxes	99,695	18,585	-	1,973	(239)		120,014
(22)	Total Expenses	833,833	1,220,433	84,215	379,381	(208,221)		2,309,641
(23)	Claim settlement	167,937	-	-	-	-		167,937
(24)	Income before Interest and Income taxes	659,786	(61,065)	527	(75,100)	(17,014)		507,134
(25)	Net interest charges:
(26)	Interest expense	122,864	39,011	-	57,109	(17,014	)(b)	201,970
(27)	Capitalized interest	(6,814)	(1,568)	-	(231)	-		(8,613)
(28)	Subsidiaries' preferred stock dividends	5,946	-	-	-	-		5,946
(29)	Net interest charges	121,996	37,443	-	56,878	(17,014)		199,303
(30)	Income Taxes	225,914	(40,388)	1,174	(26,863)	-		159,837
(31)	Income before discontinued operations and an accounting change	311,876	(58,120)	(647)	(105,115)	-		147,994
(32)	Discontinued operations	-	-	-	(38,562)	-		(38,562)
(33)	Cumulative effect of an accounting change	-	-	-	-	-		-
(34)	Net Income	$311,876	$(58,120)	$(647)	$(143,677)	$-		$109,432

Reconciling adjustments to segment operating results from internal management reporting to consolidated external financial reporting.
(a) Principally fuel marketing revenues which are reflected as reductions to expenses for internal management reporting purposes.
(b) Elimination of intersegment transactions.
(c) "Other" segment primarily consists of corporate support services, MYR and gas operations

FirstEnergy Corp.
Consolidated Income Segments
(in thousands)

		Three Months Ended December 31, 2004 vs. Three Months Ended December 31, 2003
		Regulated Services		Competitive Electric Energy Services		Facilities Services		Other (c)		Reconciling Adjustments		Consolidated
(1)	REVENUES
(2)	Electric sales	$28,225		$227,934		$-		$-		$-		$256,159
(3)	FE facilities	-		-		23,127		-		-		23,127
(4)	MYR	-		-		-		(12,576)		-		(12,576)
(5)	International	-		-		-		(3,651)		-		(3,651)
(6)	Other	71,116		-		-		(40,825)		7,703	(a)	37,994
(7)	Internal revenues	68		-		-		(26,958)		26,890	(b)	-
(8)	Total Revenues	99,409		227,934		23,127		(84,010)		34,593		301,053
(9)	EXPENSES
(10)	Fuel	-		5,662		-		-		-		5,662
(11)	Purchased power	-		128,224		-		-		-		128,224
(12)	Other operating expenses	95,415		(38,902)		-		(131,145)		(1,089	)(a)(b)	(75,721)
(13)	FE facilities	-		-		33,409		-		-		33,409
(14)	MYR	-		-		-		(18,578)		-		(18,578)
(15)	International	-		-		-		(11,151)		-		(11,151)
(16)	Mark-to-market adjustment	-		-		-		(2,589)		-		(2,589)
(17)	Provision for depreciation	8,002		1,620		-		(3,437)		-		6,185
(18)	Amortization of regulatory assets	(12,339)		-		-		-		-		(12,339)
(19)	Deferral of regulatory assets	(21,450)	#	-	#	-	#	-	#	-		(21,450)
(20)	Goodwill Impairment	-	#	-	#	36,471	#	-	#	-		36,471
(21)	General taxes	39,867	#	1,861	#	-	#	1,602	#	239		43,569
(22)	Total Expenses	109,495		98,465		69,880		(165,298)		(850)		111,692
(23)	Claim Settlement	(167,937)		-		-		-		-		(167,937)
(24)	Income before Interest and Income taxes	(178,023)		129,469		(46,753)		81,288		35,443	(a)	21,424
(25)	Net interest charges:
(26)	Interest expense	(93,250)		289		-		22,029		35,443		(35,489)
(27)	Capitalized interest	1,418		(289)		-		189		-		1,318
(28)	Subsidiaries' preferred stock dividends	(557)		-		-		-		-		(557)
(29)	Net interest charges	(92,389)		-		-		22,218		35,443		(34,728)
(30)	Income Taxes	(27,502)		46,898		(1,238)		(14,428)		-		3,730
(31)	Income before discontinued operations and an accounting change	(58,132)		82,571		(45,515)		73,498		-		52,422
(32)	Discontinued operations	-		-		-		39,655		-		39,655
(33)	Cumulative effect of an accounting change	-		-		-		-		-		-
(34)	Net Income	$(58,132)		$82,571		$(45,515)		$113,153		$-		$92,077

	Reconciling adjustments to segment operating results from internal management reporting to consolidated external financial reporting.
	(a) Principally fuel marketing revenues which are reflected as reductions to expenses for internal management reporting purposes.
	(b) Elimination of intersegment transactions.
	(c) "Other" segment primarily consists of corporate support services, MYR and gas operations.

FirstEnergy Corp.
Financial statements
(in thousands)

Condensed Consolidated Balance Sheet
	As of December 31, 2004	As of December 31, 2003
Assets
Current Assets:
Cash and cash equivalents	$52,941	$113,975
Receivables	1,356,437	1,505,500
Other	602,969	623,836
	2,012,347	2,243,311
Property, Plant and Equipment	13,478,356	13,268,922
Investments	3,273,966	3,497,691
Deferred Charges	12,303,275	13,900,024
	$31,067,944	$32,909,948

Liabilities and Capitalization
Current Liabilities:
Currently payable long-term debt and preferred stock	$1,037,349	$1,754,197
Short-term borrowings	170,489	521,540
Accounts payable	610,589	725,239
Other	1,586,412	1,471,191
	3,404,839	4,472,167
Capitalization:
Common stockholders' equity	8,589,294	8,289,341
Preferred stock not subject to mandatory redemption	238,719	335,123
Long-term debt and other long-term obligations	10,013,349	9,789,066
	18,841,362	18,413,530
Noncurrent Liabilities	8,821,743	10,024,251
	$31,067,944	$32,909,948

Adjusted Capitalization (including Off-Balance Sheet Items)
	As of December 31,
	2004	% Total	2003	% Total
Total common equity	$8,589,294	42%	$8,289,341	37%
Preferred stock *	238,719	1%	335,123	2%
Long-term debt – all other*	10,013,349	49%	11,543,263	52%
Short-term debt	170,489	1%	521,540	2%
Off-balance sheet debt equivalents:
– Sale-leaseback net debt equivalents	1,358,221	7%	1,414,541	6%
– Accounts receivable factoring	84,000	0%	200,000	1%
Total	$20,454,072	100%	$22,303,808	100%

* Includes amounts due to be paid within one year, JCP&L securitization of $281 million and $296 million in 2004 and 2003, respectively.

GENERAL INFORMATION	Three Months Ended December 31,		Twelve Months Ended December 31,
	2004	2003	2004	2003

L-T Debt and Preferred Stock Redemptions	$24,686	$792,112	$1,573,830	$2,255,654
New L-T Debt Issues	$-	$255,675	$961,474	$1,027,312
Short-term Debt Increase (Decrease)	$(132,019)	$271,343	$(351,051)	$(575,391)
Capital Expenditures	$300,478	$276,247	$846,221	$856,316

FirstEnergy Corp.
Financial Statements
(in thousands)

Condensed Consolidated Statements of Cash Flows
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2004	2003	2004	2003
Cash flows from operating activities:
Net income	$201,509	$109,432	$878,175	$422,764
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization of regulatory assets, nuclear fuel and leases	368,587	390,242	1,595,264	1,557,584
Deferred costs recoverable as regulatory assets	(153,327)	(124,441)	(416,617)	(427,092)
Deferred income taxes and investment tax credits	315,258	134,001	258,263	53,639
Goodwill and investment impairments	54,368	43,803	54,368	160,791
Pension trust contribution	-	-	(500,000)	-
Disallowed regulatory assets	-	-	-	152,500
Cumulative effect of accounting change	-	-	-	(174,663)
Loss (income) from discontinued operations	(1,093)	38,562	(4,396)	103,632
Change in working capital and other	(443,740)	(141,677)	11,793	(94,300)
	$341,562	$449,922	$1,876,850	$1,754,855
Cash flows from financing activities	(41,573)	(394,768)	(1,456,676)	(1,298,266)
Cash flows from investing activities:	(314,940)	(181,073)	(481,208)	(568,546)

Net increase (decrease) in cash and cash equivalents	$(14,951)	$(125,919)	$(61,034)	$(111,957)
Cash and cash equivalents at beginning of period	67,892	239,894	113,975	225,932
Cash and cash equivalents at end of period	$52,941	$113,975	$52,941	$113,975

REGULATORY DEFERRALS	Three Months Ended December 31,			Twelve Months Ended December 31,
	2004	2003	Change	2004	2003	Change
Ohio Transition Plan
Beginning Balance	$644,888	$409,758		$453,400	$259,354
Deferral of Shopping Incentives	56,012	41,904	$14,108	210,151	181,229	$28,922
Deferral of New Regulatory Assets	9,295	1,953	7,342	46,644	13,032	33,612
Current period deferrals	$65,307	$43,857	$21,450	$256,795	$194,261	$62,534

Ending Balance-Ohio Deferrals	$710,195	$453,615		$710,195	$453,615

Deferred Energy Costs – New Jersey
Beginning Balance	$404,400	$444,117		$440,900	$548,641
Deferral (recovery) of energy costs	36,600	(3,217)	$39,817	100	57,844	$(57,744)
Rate case disallowance	-	-	-	-	(165,585)	165,585
Current period change	$36,600	$(3,217)	$39,817	$100	$(107,741)	$107,841

Ending Balance	$441,000	$440,900		$441,000	$440,900

UNUSUAL ITEMS	Three Months Ended December 31,			Twelve Months Ended December 31,
	2004	2003	Change	2004	2003	Change
Non-Core Asset Sales / Impairments	$(805)	$(37,174)	$36,369	$(13,316)	$(55,937)	$42,621
FENOC Severance	-	-	-	(6,488)	-	(6,488)
Lawsuits Settlement	-	-	-	(17,980)	-	(17,980)
Facilities Services Impairment	(47,440)	-	(47,440)	(47,440)	(116,988)	69,548
JCP&L Rate Case Disallowance	-	(13,635)	13,635	-	(185,241)	185,241
Environmental Liability	-	(14,500)	14,500	-	(14,500)	14,500
Claim Settlement	-	167,937	(167,937)	-	167,937	(167,937)
Total - Pre-tax Amounts	$(48,245)	$102,628	$(150,873)	$(85,224)	$(204,729)	$119,505

EPS Effect	($0.11)	$0.14	($0.25)	($0.23)	($0.47)	$0.24

FirstEnergy Corp.
Statistical Summary

ELECTRIC SALES STATISTICS	Three Months Ended December 31			Twelve Months Ended December 31
(kWh in millions)	2004	2003	Change	2004	2003	Change
Electric Generation Sales
Retail - Regulated	19,853	19,231	3.2%	81,140	82,408	-1.5%
Retail - Competitive	3,369	3,629	-7.2%	14,934	14,230	4.9%
Total Retail	23,222	22,860	1.6%	96,074	96,638	-0.6%
Wholesale	12,511	9,673	29.3%	53,268	42,059	26.7%
Total Electric Generation Sales	35,733	32,533	9.8%	149,342	138,697	7.7%

Electric Distribution Deliveries
Ohio - Residential	4,095	3,734	9.7%	16,209	16,032	1.1%
- Commercial	3,573	3,411	4.7%	14,583	14,277	2.1%
- Industrial	5,581	5,655	-1.3%	23,097	23,160	-0.3%
- Other	77	99	-22.2%	356	391	-9.0%
Total Ohio	13,326	12,899	3.3%	54,245	53,860	0.7%

Pennsylvania - Residential	2,726	2,632	3.6%	10,871	10,572	2.8%
- Commercial	2,522	2,511	0.4%	10,342	10,065	2.8%
- Industrial	2,576	2,543	1.3%	10,203	9,953	2.5%
- Other	21	21	0.0%	80	84	-4.8%
Total Pennsylvania	7,845	7,707	1.8%	31,496	30,674	2.7%

New Jersey - Residential	2,015	1,980	1.8%	9,355	9,104	2.8%
- Commercial	2,134	1,975	8.1%	8,877	8,620	3.0%
- Industrial	763	732	4.2%	3,070	3,046	0.8%
- Other	22	20	10.0%	74	89	-16.9%
Total New Jersey	4,934	4,707	4.8%	21,376	20,859	2.5%

Total Residential	8,836	8,346	5.9%	36,435	35,708	2.0%
Total Commercial	8,229	7,897	4.2%	33,802	32,962	2.5%
Total Industrial	8,920	8,930	-0.1%	36,370	36,159	0.6%
Total Other	120	140	-14.3%	510	564	-9.6%
Total Distribution Deliveries	26,105	25,313	3.1%	107,117	105,393	1.6%

Electric Sales Shopped
Ohio - Residential	1,806	1,451	24.5%	7,158	6,377	12.2%
- Commercial	1,743	1,529	14.0%	7,112	6,501	9.4%
- Industrial	1,130	1,106	2.2%	4,549	4,903	-7.2%
Total Ohio	4,679	4,086	14.5%	18,819	17,781	5.8%

Pennsylvania - Residential	6	7	-14.3%	24	31	-22.6%
- Commercial	24	41	-41.5%	122	252	-51.6%
- Industrial	433	698	-38.0%	1,944	2,848	-31.7%
Total Pennsylvania	463	746	-37.9%	2,090	3,131	-33.2%

New Jersey - Residential	17	254	-93.3%	488	423	15.4%
- Commercial	508	534	-4.9%	2,315	805	187.6%
- Industrial	585	462	26.6%	2,265	845	168.0%
Total New Jersey	1,110	1,250	-11.2%	5,068	2,073	144.5%

Total Electric Sales Shopped	6,252	6,082	2.8%	25,977	22,985	13.0%

	Twelve Months Ended December 31,
OPERATING STATISTICS	2004		2003
System Load Factor	66.7%		64.7%
Capacity Factors:
Fossil	57.7%		58.3%
Nuclear	90.5%		64.1%
Generation Output:
Fossil	60%		68%
Nuclear	40%		32%

Weather	2004	Normal	2003
Composite Heating-Degree-Days
4th Quarter	1,877	1,962	1,869
Year-to-Date	5,456	5,550	5,745
Composite Cooling-Degree-Days
4th Quarter	8	12	9
Year-to-Date	902	880	810

FirstEnergy Corp.
2004 EPS and Cash Flow

2004 Earnings Per Share (EPS) (Reconciliation of GAAP to Non-GAAP)
	Three Months Ended December 31	Twelve Months Ended December 31	Annual Guidance
Basic EPS (GAAP Basis)	$0.61	$2.68	$2.47 - $2.62
Unusual Charges:
Non-core Asset Sales / Impairments	0.11	0.19	0.19
FENOC Severance	0.00	0.01	0.01
Lawsuits Settlement	0.00	0.03	0.03
EPS Basis (Non-GAAP Basis) *	$0.72	$2.91	$2.70 - $2.85

* Earnings for 2004 includes the incremental expenses associated with the Davis-Besse outage and the impact resulting from approval of the Ohio Rate Stabilization Plan.

Reconciliation of 2004 Estimated Cash From Operating Activities (GAAP) to Estimated Free Cash Flow (Non-GAAP) and Estimated Cash Generation (Non-GAAP) (in millions)
Net Cash from Operating Activities:
Net Income	$878
Adjustments:
Depreciation	590
Amortization	996
Deferred costs recoverable as regulatory assets	(417)
Deferred income taxes and ITC, net	59
Pension plan contribution, net of tax [1]	(300)
Other, including changes in working capital [2]	71
Net Cash from Operating Activities (GAAP)	$1,877

Other Items:
Capital expenditures	(756)
Nuclear fuel fabrication	(90)
Decommissioning	(100)
Common stock dividends	(490)
NUG trust contributions	(50)
Claim settlement [2]	(100)
Pension plan contribution, net of tax[1]	300
Miscellaneous	295
Free Cash Flow (Non-GAAP)	$886

Claim settlement [2]	100
Pension plan contribution, net of tax	(300)
Miscellaneous asset sales / other	134
Cash Generation (Non-GAAP)	$820

Notes:
1 On a Non-GAAP basis, we are reducing "Free Cash Flow" to exclude the after-tax pension.

2 On a GAAP basis, the $100 million after-tax cash benefit from the claim settlement is reflected in "Other, including changes in working capital." Since we do not consider this one-time settlement to be part of "Free Cash Flow," we removed it from the subtotal and then added it back to include it as a component of "Cash Generation."

Reconciliation of 2005 Estimated Cash From Operating Activities (GAAP) to Estimated Free Cash Flow (Non-GAAP) and Estimated Cash Generation (Non-GAAP) (in millions)
Net Cash from Operating Activities:
Non-GAAP Earnings Guidance	$887-$937
Adjustments:
Depreciation	608
Amortization	1,061
Deferred costs recoverable as regulatory assets	(425)
Deferred income taxes and ITC, net	(170)
Other, including changes in working capital	104
Net Cash from Operating Activities (GAAP)	$2,090

Other Items:
Capital expenditures	(1,003)
Nuclear fuel fabrication	(90)
Decommissioning	(100)
Common stock dividends	(542)
NUG trust contributions	20
Miscellaneous	25
Free Cash Flow (Non-GAAP)	$400

Miscellaneous asset sales / other	160
Cash Generation (Non-GAAP)	$560
਍

RECENT DEVELOPMENTS

Common Stock Dividend Increase

On November 30, FirstEnergy Corp.'s Board of Directors declared a quarterly dividend of 41.25 cents per share of outstanding common stock, a 10 percent increase over the previous quarterly rate of 37.5 cents per share, payable March 1, 2005. With the increase, the new indicated annual dividend will be $1.65 per share. Additionally, the Board adopted a dividend policy that will target sustainable annual dividend increases after 2005 that generally reflect an annual growth rate of 4% to 5%, and an earnings payout ratio generally within the range of 50% to 60%. The Board will continue to review FirstEnergy's dividend policy regularly.

Record Generation Output

In 2004, FirstEnergy set a new generation output record of 76.4 million megawatt-hours in spite of Davis-Besse being out of service for the first three months of the year. The 6% increase in output, compared to the previous record of 72.1 million megawatt-hours established in 2002, was attributable to higher nuclear generation, which set a record of 29.9 million-megawatt hours and continued strong performance from our baseload fossil plants.

Nuclear Update

On November 14, Beaver Valley Unit 1 completed its 16th refueling outage. The refueling outage lasted 28 days and was the Unit's shortest ever.

On February 1, the Perry Plant returned to service following a 26-day forced outage that was initiated by a downshift to slow speed of the reactor recirculation system and a subsequent trip of one of the pumps. In addition to resolution of the intermittent electrical problem that caused the outage, minor modifications were made to resolve a circuit breaker problem in a motor driven feed pump and to install heat shields and insulation to the emergency diesel generation exhaust system.

On February 9, Davis-Besse returned to service following the completion of its mid-cycle outage. During the outage, plant personnel completed inspections of the reactor vessel head and under vessel area. The inspections showed no indications of leakage. The inspections of the reactor coolant pumps indicated both will support safe, reliable operations into the Spring 2006 refueling, when they will be refurbished. Minor repair work was completed on steam generator tubes.

The Perry Plant refueling outage is scheduled to commence later this month, while Beaver Valley Unit 2's refueling outage is scheduled to begin in early April.

Competitive Bid Process

On December 8, National Economic Research Associates conducted the retail load auction for FirstEnergy's Ohio operating companies. On December 9, The Public Utilities Commission of Ohio (PUCO) rejected the final auction price for FirstEnergy’s operating companies retail load. The Commission found that the clearing price of 5.45 cents per kilowatt-hour was inadequate in comparison to the price available through FirstEnergy’s rate stabilization plan. As a result, subject to appeal, the modified rate stabilization plan approved for FirstEnergy will be implemented on January 1, 2006.

Update on Labor Negotiations

On December 8, Jersey Central Power & Light (JCP&L) implemented its work continuation plan in response to a strike of approximately 1,350 employees (approximately 850 field employees and 500 office staff) represented by International Brotherhood of Electrical Workers System Council U-3. The strike is the first since 1987 for JCP&L. Key issues involved employee wages, benefits and work rules, especially those related to adequate employee response to meet customers' service needs. Non-represented employees from JCP&L are performing service reliability and priority maintenance work, with assistance from operating companies in Ohio and Pennsylvania, while the union is on strike. Settlement discussions between JCP&L and the union are ongoing.

On January 31, the International Brotherhood of Electrical Workers Local 245, representing 550 employees, ratified a three-year contract agreement with Toledo Edison, FirstEnergy Nuclear Operating Company, and FirstEnergy Generation Corp. On February 4, the International Brotherhood of Electrical Workers Local 272, representing approximately 350 Bruce Mansfield employees, ratified a three-year contract with FirstEnergy Generation Corp. Both agreements reflect an average annual three-percent wage increase.

Governmental Investigations and Legal Proceedings

On December 10, 2004, FirstEnergy received a letter from the US Attorney's Office stating that FENOC is a target of the federal grand jury investigation into alleged false statements relating to the Davis-Besse outage made to the NRC in the Fall of 2001 in response to NRC Bulletin 2001-01. The letter also said that the designation of FENOC as a target indicates that, in the view of the prosecutors assigned to the matter, it is likely that federal charges will be returned against FENOC by the grand jury. FirstEnergy is unable to predict the outcome of this investigation.

FirstEnergy previously reported on the formal investigation by the SEC’s Division of Enforcement relating to the August 2003 restatements of previously reported results by FirstEnergy and certain of its Ohio utility subsidiaries, the Davis-Besse extended outage and issues raised during the SEC's examination of FirstEnergy and its subsidiaries under the Public Utility Holding Company Act of 1935 (PUHCA). On December 30, 2004, FirstEnergy received a second subpoena asking for documents relating to issues raised during the PUHCA examination. FirstEnergy has cooperated fully with these investigations and will continue to do so.

If it were ultimately determined that FirstEnergy or its subsidiaries have legal liability or are otherwise made subject to liability based on any of the above matters, it could have a material adverse effect on FirstEnergy's or its subsidiaries' financial condition and results of operations.

Forward-Looking Statements: This discussion includes forward-looking statements based on information currently available to management. Such statements are subject to certain risks and uncertainties. These statements typically contain, but are not limited to, the terms "anticipate," "potential," "expect," "believe," "estimate" and similar words. Actual results may differ materially due to the speed and nature of increased competition and deregulation in the electric utility industry, economic or weather conditions affecting future sales and margins, changes in markets for energy services, changing energy and commodity market prices, replacement power costs being higher than anticipated or inadequately hedged, maintenance costs being higher than anticipated, legislative and regulatory changes (including revised environmental requirements), adverse regulatory or legal decisions and outcomes (including revocation of necessary licenses or operating permits, fines or other enforcement actions and remedies) of government investigations, including by the Securities and Exchange Commission, the United States Attorney's Office and the Nuclear Regulatory Commission as disclosed in our Securities and Exchange Commission filings, generally, and with respect to the Davis-Besse Nuclear Power Station outage in particular, the availability and cost of capital, the continuing availability and operation of generating units, our inability to accomplish or realize anticipated benefits from strategic goals, our ability to improve electric commodity margins and to experience growth in the distribution business, our ability to access the public securities and other capital markets, further investigation into the causes of the August 14, 2003 regional power outage and the outcome, cost and other effects of present and potential legal and administrative proceedings and claims related to the outage, the final outcome in the proceeding related to FirstEnergy's Application for a Rate Stabilization Plan in Ohio, the risks and other factors discussed from time to time in our Securities and Exchange Commission filings, and other similar factors. We expressly disclaim any current intention to update any forward-looking statements contained herein as a result of new information, future events, or otherwise.